As filed with the Securities and Exchange Commission on January    ,
1995 Registration  No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Sears, Roebuck and Co.
(Exact name of registrant as specified in its charter)

New York                        36-1750680
(State of incorporation) (I.R.S. Employer Identification No.)

Sears Tower, Chicago, Illinois 60684
(Address of principal executive offices)
(Zip Code)
The Savings and Profit Sharing Fund of
Sears Employees
(Full title of the plan)

David Shute, Esq.
Senior Vice President, General Counsel
and Secretary
Sears, Roebuck and Co.
Sears Tower
Chicago, Illinois 60684

(Name and address of agent for service)

Telephone number, including area code, of agent for service:
312/875-3000

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered:Common Shares, par value $0.75 per share

Amount to be registered:   5,000,000 shares

Proposed maximum offering price per share*

Proposed maximum aggregate offering price:$226,562,500

Amount of registration fee:  $78,125.00

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

*The 5,000,000 common shares being registered represent the maximum number of shares which, it is anticipated, may be acquired by the Fund during the approximate 12 month period following the initial offering date under this Registration Statement and the filing fee has been calculated pursuant to Rule 457(h) based on the average of the high and low prices for Sears common shares on December 30, 1994 of $45.3125.

Pursuant to General Instruction E of Form S-8, the contents of
Registration Statement No. 33-51361 (filed December 8, 1993) are incorporated by reference.

                                             PART II

                       Information Required in the Registration Statement


Item 3.  Incorporation of Documents by Reference.

        Not applicable.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Article V of the By-Laws of Sears, relating to indemnification of directors and officers, is incorporated by reference to Exhibit 4(i)(H) hereto.

        Judgments or decrees rendered against the Fund, the Trustees, the Investment Committee or other fiduciaries which are not based upon a breach of fiduciary responsibility are to be satisfied from Fund assets and not from assets of the Trustees, the Members of the Investment Committee or other named fiduciaries.

        The Trust Agreement between Sears and the Trustee provides that the Trustee shall be indemnified, held harmless and promptly reimbursed by Sears against all claims, liabilities, fines and penalties and all expenses (including, but not limited to, attorney fees) reasonably incurred by or imposed upon it which arise as a result of the Trustee's actions or failures to act by reason of serving as Trustee, to the extent lawfully allowable; provided that, notwithstanding the foregoing,
(a) the Trustee shall not be indemnified for its negligence, for willful breach of responsibility, for actions or failures to act taken in bad faith, or for any breach of ERISA and (b) the Company shall not indemnify the Trustee for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise. The Trust Agreement also provides that to the maximum extent permitted by law, none of the Plan Administrator, any present or former Investment Committee member, nor any person who is or was a director, officer, or employee of an Employer, shall be personally liable for any act done or omitted to be done in the administration of the Plan or this Trust Agreement, or the investment of the Trust Fund, unless such person acted dishonestly. Any employee to whom the Investment Committee, the Plan Administrator, or the Company has delegated any portion of its responsibilities under the Plan, any person who is or was a director or officer of an Employer, the Plan Administrator, members and former members of the Investment Committee, and each of them, shall, to the maximum extent permitted by law, be indemnified and saved harmless by the Employers (to the extent not indemnified and saved harmless under any liability insurance or other indemnification arrangement with respect to the Fund or this Trust Agreement) from and against any and all liability or claim of liability to which they may be subjected by reason of any act done or to be done in connection with the administration of the Plan or this Trust or the investment of the Trust Fund, including all expenses reasonably incurred in their defense if the Employers fail to provide such defense, unless such person acted dishonestly.

        The Trust Agreement between Sears and the ESOP Trustee of the Fund provides for indemnification of the ESOP Trustee similar to that provided to the Trustee.

        The New York Business Corporation Law ("BCL") and the By-Laws of Sears generally provide for the indemnification of any director or officer of Sears who is or is threatened to be made a party to any action because such person is or was a director or officer of Sears, or because such person served another enterprise (including SIMCO and the Fund) at the request of Sears, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees) in connection with such action, as limited by the BCL and the By-Laws in certain circumstances depending upon the type of conduct involved and the nature of the action. As authorized by the Delaware General Corporation Law ("GCL"), the by-laws of SIMCO, also provide for indemnification of directors, officers, employees and agents of SIMCO in a manner generally similar to that described above.

        As authorized by the banking laws of the State of New York, the by-laws of the Trustees generally provide indemnification to their officers and directors that is substantially similar to the indemnification provisions of Sears described above.

        The BCL authorizes Sears and the Trustees, and the GCL authorizes SIMCO, to purchase indemnification insurance.

        Sears has in effect insurance policies with total coverage of $100,000,000 (subject to a deductible) which insure directors and officers of Sears and of certain other entities (including SIMCO and the Fund) against certain claims which are not indemnifiable by Sears, SIMCO or the Fund.

        Sears also has in effect insurance policies with total coverage of $75,000,000 (subject to a deductible) which provide for the payment by the insurer of amounts, excluding certain fines and penalties which are legally uninsurable and certain other matters, which Sears, certain other entities (including SIMCO and the Fund), or their officers, directors or employees become obligated to pay by reason of any claim based upon an act or omission in the management or administration of certain employee benefit plans (including the Fund) sponsored by Sears and certain subsidiaries of Sears.

        The Trustee has insurance in effect with total coverage of $60,000,000 (subject to a deductible) which insures directors and officers of the Trustee against certain claims which are not indemnifiable by the Trustee. The Trustee also has its own bankers blanket bond of $150,000,000 (subject to a deductible) insuring it against robbery, theft, fidelity and mysterious disappearance. An additional $50,000,000 policy (subject to a deductible) acts as excess coverage over the blanket bond to provide protection for the loss of customer securities in its custody. In addition, a professional liability policy of $50,000,000 (subject to a deductible) is carried which protects against legal liability for an act, error or omission committed in the performance of professional services in connection with trust operations.

        The ESOP Trustee has in effect insurance policies with total coverage of $125,000,000 (subject to a deductible) which insure the officers and directors of the ESOP Trustee and of certain other entities affiliated with the ESOP Trustee, against liabilities which are not indemnifiable by the ESOP Trustee. This coverage provides insurance to officers and directors for any "wrongful act" committed in their capacities as officers and directors. "Wrongful act" is defined as any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty of officers and directors while acting in their individual or collective capacities, subject to standard insurance policy exclusions. The ESOP Trustee has its own bankers blanket bond of $100,000,000, and additional excess coverage of $75,000,000, insuring it against robbery, theft, embezzlement, forgery, computer crime and mysterious disappearance. An additional $75,000,000 policy acts as excess coverage to the blanket bond to provide protection against the loss of customer securities in its custody or in transit. The ESOP Trustee has in effect a professional liability policy of $15,000,000, and additional excess coverage of $75,000,000, which protects it against legal liability from any act, error or omission committed in the performance of professional services in its corporate trust operations.


Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.
        The Exhibits to this Registration Statement are listed in the
Exhibit Index beginning on page E-1 of this Registration Statement, which Index is incorporated herein by reference.

        The Registrant will submit the Fund document as amended and restated as appears in Exhibit 4(i)(A), to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Fund.

Item 9.  Undertakings.

        Not applicable.

SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 9, 1995.

                                                SEARS, ROEBUCK AND CO.

                                                By           David Shute*
                                                             David Shute
                                                             Senior Vice
                                                             President,
                                                             General
                                                             Counsel
                                                          and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                                       Title
         Date

EDWARD A. BRENNAN* ............... Director, Chairman of
                                    the Board of Directors and
                                    Chief Executive Officer
                                    (Principal Executive
                                    Officer)

JAMES M. DENNY* ................. Vice Chairman
                                    and Acting Chief Financial Officer
                                    (Principal Financial Officer)

JAMES A. BLANDA* ..................Vice President and Controller
                                   (Principal Accounting Officer)

                                                                January 9, 1995
HALL ADAMS, JR. * ................Director
WARREN L. BATTS* ................ Director
JAMES W. COZAD * ................ Director
WILLIAM E. LAMOTHE*...............Director
MICHAEL A. MILES*.................Director
SYBIL C. MOBLEY* ................ Director
NANCY C. REYNOLDS* .............. Director
CLARENCE B. ROGERS, JR*.......... Director
DONALD H. RUMSFELD* ............. Director






*By /s/ DAVID SHUTE                 as Attorney-in-Fact
               David Shute


                The Plan. Pursuant to the requirements of the Securities
Act of 1933, the administrators of The Savings and Profit Sharing Fund of Sears Employees have duly caused this Registration Statement to be signed on the Fund's behalf by the undersigned, thereunto duly authorized, in the City of Chicago and the State of Illinois, on January 9, 1995.

                                                THE SAVINGS AND PROFIT SHARING
                                                    FUND OF SEARS EMPLOYEES

                                                By THE NORTHERN TRUST COMPANY OF
                                                                NEW YORK

                                                   Trustee under The Savings and
                                                        Profit Sharing Fund
                                                        of Sears
                                                        Employees

                                                   By   /s/SUSAN M. SPALDING

                                                        Susan M. Spalding
                                                        Vice President



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


        Signature                                  Title

  Date




               /S/ BARRY H. PIKE
BARRY H. PIKE* _________________________________Profit Sharing Plan
                                                  Administrator



              /S/ ANN C. IRVINE                      January 9, 1995
ANN C. IRVINE* _________________________________Treasurer




              /S/ KARL J. KOENIG
KARL J. KOENIG* ________________________________Controller

EXHIBIT INDEX

  Exhibit
  Number
4(i)(A)         Text of the Fund as amended and restated effective as of
January 1, 1994 [Incorporated by reference to Exhibit 4(i)(A) to
Registration Statement No. 33-51361]

4(i)(B)         Amendments to text of the Fund adopted by Board of
Directors of Sears, Roebuck and Co. on March 9, 1994 [Incorporated by reference to Exhibit 99(a) to Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended December 31, 1993 (SEC File No. 1-
416)]

4(i)(C)         Amendments to text of the Fund adopted by Board of
Directors of Sears, Roebuck and Co. on November 9, 1994 [Incorporated by reference to Exhibit 10(a) to Quarterly Report on Form 10-Q of Sears, Roebuck and Co. for the quarter ended October 1, 1994 (SEC File No. 1-
416)]

4(i)(D)         The Savings and Profit Sharing Fund of Sears Employees
Trust Agreement as amended and restated effective as of January 1, 1995 [Incorporated by reference to Exhibit 10(c) to the Quarterly Report on Form 10-Q of Sears, Roebuck and Co. for the quarter ended October 1, 1994 (SEC File No. 1-416)]

4(i)(E)         Sears, Roebuck and Co. Employee Stock Ownership Trust, as
amended and restated effective as of November 15, 1994 [Incorporated by reference to Exhibit 10(d) to the Quarterly Report on Form 10-Q of Sears, Roebuck and Co. for the quarter ended October 1, 1994 (SEC File No. 1-416)]

4(i)(F)         Restated Certificate of Incorporation of Sears, Roebuck and
Co. as amended and restated to February 25, 1992 [Incorporated by reference to Exhibit 4.5 to Registration Statement No. 33-46421]

4(i)(G)         Certificate of Change of Restated Certificate of
Incorporation of Sears, Roebuck and Co., dated June 29, 1993*

4(i)(H)         By-Laws of Sears, Roebuck and Co. as amended to May 12,
1994 [Incorporated by reference to Exhibit 3.(ii) to the Quarterly Report on Form 10-Q of Sears, Roebuck and Co. for the quarter ended April 2, 1994 (SEC File No. 1-416)]

15              Acknowledgement of Deloitte & Touche regarding unaudited
interim information*

23              Consent of Deloitte & Touche*

24(a) Power of Attorney of certain directors and officers of Sears, Roebuck and Co.*

24(b)           Power of Attorney of principal financial officer of Sears,
Roebuck and Co.*
28              Information from reports furnished to state insurance
regulatory authorities [Incorporated by reference to Exhibit 28 to Annual Report on Form 10-K of The Allstate Corporation for the fiscal year ended December 31, 1993 (SEC File No. 1-11840)]


* Filed herewith

                                                                Exhibit 4(i)(E)



                                      Certificate of Change
                                               of
                                     Sears, Roebuck and Co.
                       under Section 805-A of the Business Corporation Law


   Pursuant to the provisions of Section 805-A of the Business
Corporation Law ("BCL"), the undersigned David Shute, Senior Vice
President, General Counsel and Secretary of Sears, Roebuck and Co., and Warren T. Grienenberger, its Assistant Secretary, hereby certify:


FIRST:          That the name of the corporation is Sears, Roebuck and Co.
(the "Company").

SECOND:         That the Certificate of Incorporation of the Company was
filed by the department of state on June 16, 1906.

THIRD:          That Section 6.1 of the Certificate of Incorporation is
hereby amended and restated in its entirety as follows:

6.1 Office. The office of the Company is to be located in the County of Westchester of the State of New York.

FOURTH:         That the change was authorized pursuant to authorization of the Board of Directors of the Company at a meeting duly held, pursuant to Section 803(b)(1) of the BCL.



   IN WITNESS WHEREOF, this Certificate has been signed this 28th day of June, 1993.


                                        SEARS, ROEBUCK AND CO.

                                        /s/ DAVID SHUTE
                                        _______________________________
                                        DAVID SHUTE
                                        Senior Vice President, General
                                        Counsel and Secretary


                                        /s/ WARREN F. GRIENENBERGER
                                        ______________________________
                                        WARREN F. GRIENENBERGER
                                        Assistant Secretary

                                                      Exhibit 15


Deloitte & Touche LLP                    Telephone:  (312) 946-3000
Two Prudential Plaza                     Facsimile:  (312) 946-2600
180 North Stetson Avenue
Chicago, Illinois  60601-6779



Sears, Roebuck and Co.
Sears Tower
Chicago, IL

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Sears, Roebuck and Co. for the periods ended April 2, 1994 and March 31, 1993, July 2, 1994 and June 30, 1993 and October 1, 1994 and September 30, 1993, as indicated in our reports dated May 13, 1994, August 13, 1994 and November 14, 1994, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended April 2, 1994, July 2, 1994 and October 1, 1994, are being used in this
Registration Statement.

We are also aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of
Section 7 and 11 of that Act.

Deloitte & Touche LLP

January 9, 1995



Deloitte Touche
Tohmatsu
International

Exhibit 23



Deloitte & Touche LLP                   Telephone:  (312) 946-3000
Two Prudential Plaza                    Facsimile:  (312) 946-2600
180 North Stetson Avenue
Chicago, Illinois  60604-6779



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. and The Savings and Profit Sharing Fund of Sears Employees on Form S-8 of our reports dated February 25, 1994 and April 14, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended December 31, 1993 and in the Annual Report on Form 11-K of The Savings and Profit Sharing Fund of Sears Employees for the year ended December 31, 1993, respectively. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


Deloitte & Touche LLP

January 9, 1995



Deloitte Touche
Tohmatsu
International

Exhibit 24(a)


POWER OF ATTORNEY


   KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint EDWARD
A. BRENNAN, JAMES M. DENNY, EDWARD M. LIDDY, DAVID SHUTE, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company and THE SAVINGS AND PROFIT SHARING FUND OF SEARS EMPLOYEES (the "Fund") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of

   (a) common shares of the Company acquired or to be acquired by the Fund for its participants, and

   (b) participations in the Fund to be offered to employees upon becoming eligible for participation,

including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to

   (i) the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said common shares of the Company and participations in the Fund, and to the prospectus or any amendment, supplement or revision thereof, which is a part of said registration statement or any amendment or post-effective amendment to said registration statement;

   (ii) any amendment or post-effective amendment as shall be necessary or appropriate to any registration statement heretofore filed under the Securities Act with respect to common shares of the Company and participations in the Fund; and

   (iii) said prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (or any amendment or post-effective amendment thereto) heretofore filed under said
Securities Act with respect to common shares of the Company and participations in the Fund;

and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.


   IN WITNESS WHEREOF, each of the undersigned has subscribed these presents, this 10th day of August, 1994.

      Name                                        TITLE


/S/EDWARD A. BRENNAN
_________________________                       Director, Chairman of the
Edward A. Brennan                               Board and Chief Executive
                                                Officer (Principal Executive
                                                Officer)

/S/JAMES A. BLANDA
_________________________                       Vice President and Controller
James A. Blanda                                 (Principal Accounting Officer)


/S/HALL ADAMS, JR.
_________________________                       Director
Hall Adams, Jr.


/S/WARREN L. BATTS
_________________________                       Director
Warren L. Batts


/S/JAMES W. COZAD
_________________________                       Director
James W. Cozad


/S/WILLIAM E. LAMOTHE
_________________________                       Director
William E. LaMothe


/S/MICHAEL A. MILES
_________________________                       Director
Michael A. Miles


/S/SYBIL C. MOBLEY
_________________________                               Director
Sybil C. Mobley


/S/NANCY C. REYNOLDS
_________________________                               Director
Nancy C. Reynolds


/S/CLARENCE B. ROGERS, JR.
_________________________                               Director
Clarence B. Rogers, Jr.


/S/DONALD H. RUMSFELD
_________________________                               Director
Donald H. Rumsfeld

                                                        Exhibit 24(b)


POWER OF ATTORNEY


   KNOW ALL MEN BY THESE PRESENTS, that the undersigned officer of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint EDWARD A. BRENNAN, DAVID SHUTE, JAMES A. BLANDA and ALICE M. PETERSON, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company and THE SAVINGS AND PROFIT SHARING FUND OF SEARS EMPLOYEES (the "Fund") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of

   (a) common shares of the Company acquired or to be acquired by the Fund for its participants, and

   (b) participations in the Fund to be offered to employees upon becoming eligible for participation,

including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as an officer of the Company to

   (i) the registration statement, or any amendment, post-effective amendment or papers supplemental thereto, to be filed in respect of said common shares of the Company and participations in the Fund, and to the prospectus or any amendment, supplement or revision thereof, which is a part of said registration statement or any amendment or post-effective amendment to said registration statement;

   (ii) any amendment or post-effective amendment as shall be necessary or appropriate to any registration statement heretofore filed under the Securities Act with respect to common shares of the Company and participations in the Fund; and

   (iii) said prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (or any amendment or post-effective amendment thereto) heretofore filed under said
Securities Act with respect to common shares of the Company and participations in the Fund;

and the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

   IN WITNESS WHEREOF, the undersigned has subscribed these presents, this 4th day of January, 1995.

/s/JAMES M. DENNY
_______________________                         Vice Chairman and Acting Chief
James M. Denny                                  Financial Officer (Principal
                                                Financial Officer)

SEARS, ROEBUCK AND CO.
SEARS TOWER
CHICAGO, ILLINOIS  60684





VENRICE R. PALMER
CORPORATE
LAW DEPARTMENT
   Senior Counsel
   312/875-9238
   312/875-9851 (facsimile)

VIA EDGAR



                                                        January 9, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

                RE:     Sears, Roebuck and Co. and
                        The Savings and Profit Sharing Fund
                        of Sears Employees
                        Registration Statement on Form S-8

Dear Sir or Madam:

        Enclosed is the above registration statement. The filing fee was paid by two wire transfers to the lockbox, one which was sent on January 6, 1995 and an additional incremental amount which was sent today to correct an erroneous computation in the first fee.

                                                Sincerely,





                                                /s/ VENRICE R. PALMER
                                                Venrice R. Palmer







enclosure